Filed Pursuant to Rule 424(b)(3)
Registration No. 333-274475

Prospectus Supplement No. 4

(To Prospectus dated October 2, 2023)

VinFast Auto Ltd.

75,757,650 Ordinary Shares

This prospectus supplement amends and supplements the prospectus dated October 2, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration Statement No. 333-274475). The Prospectus relates to: (i) the offer and sale, from time to time, by the selling securityholders named therein, or their pledgees, donees, transferees, or other successors in interest, of an aggregate of 72,084,942 ordinary shares of VinFast Auto Ltd., a public company incorporated under the laws of Singapore (Company Registration No: 201501874G), no par value (“ordinary shares”), and (ii) the issuance from time to time by us of up to 3,672,708 ordinary shares issuable upon the exercise of up to 3,672,708 warrants. Each warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per ordinary share.

This prospectus supplement is being filed to update and supplement the information included in the Prospectus with the information contained herein. This prospectus supplement is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols, “VFS” and “VFSWW.” On December 28, 2023, the last reported sale price of our ordinary shares and warrants as reported on Nasdaq was $8.64 per ordinary share and $1.78 per warrant, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 26 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 29, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2023

Commission File Number: 001-41782

VinFast Auto Ltd.

Dinh Vu – Cat Hai Economic Zone

Cat Hai Islands, Cat Hai Town, Cat Hai District

Hai Phong City, Vietnam

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.    Form 20-F  ☒   Form 40-F  ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

Convertible Debenture

On December 29, 2023, VinFast Auto Ltd., (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), a fund managed by Yorkville Advisors Global, LP, headquartered in Mountainside, New Jersey. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell to Yorkville a convertible debenture (the “Convertible Debenture”) in the principal amount of $50.0 million, which are convertible into ordinary shares of the Company (as converted, the “Conversion Shares”) for a purchase price of $48.75 million, on the terms and subject to the conditions set forth therein. The obligations of the Company in respect of the Convertible Debenture are guaranteed by its subsidiary, Vingroup USA, LLC, pursuant to global guaranty agreement, dated December 29, 2023 (the “Global Guaranty Agreement”). On December 29, 2023, the Company issued and sold the Convertible Debenture to Yorkville.

Principal, interest and any other payments due under the Convertible Debenture shall be paid in cash on July 1, 2024 (the “Maturity Date”), unless converted by Yorkville or redeemed by the Company. Except as specifically permitted by the terms of the Convertible Debenture, the Company may not prepay or redeem any portion of the outstanding principal and accrued and unpaid interest thereunder. Subject to the terms set forth in the Convertible Debenture, at any time on or after the issuance date, Yorkville shall be entitled to convert any portion of the outstanding principal of the Convertible Debenture plus accrued and unpaid interest on such outstanding principal of the Convertible Debenture to, but excluding, the conversion date (such amount, “Conversion Amount”) into ordinary shares of the Company at the Conversion Price (as defined below). The number of Conversion Shares issuable upon conversion of the Conversion Amount will be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The “Conversion Price” means, as of any conversion date or other date of determination and subject to adjustments set forth in the Convertible Debenture, $10.00 per ordinary share of the Company. The Conversion Price will be adjusted from time to time pursuant to the terms and conditions of the Convertible Debenture.

The Company at its option and in its sole discretion shall have the right, but not the obligation, to redeem (each, an “Optional Redemption”) early a portion or all amounts outstanding under the Convertible Debenture, provided that the Company provides Yorkville with at least ten scheduled trading days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption. Each Redemption Notice will be irrevocable and will specify the date for the Optional Redemption (each, a “Redemption Date”), the outstanding principal of the Convertible Debenture to be redeemed and the Redemption Amount (as defined below) applicable to such principal. With respect to any Redemption Notice, the “Redemption Amount” will be an amount equal to the outstanding principal actually being redeemed by the Company (after giving effect to any conversions with a Conversion Date prior to the relevant Redemption Date) on the relevant Redemption Date, plus the applicable Redemption Premium, plus all accrued and unpaid interest on the principal amount being redeemed by the Company to, but excluding, the relevant Redemption Date. “Redemption Premium” means 5% of the principal amount being redeemed pursuant to an Optional Redemption.

Yorkville may declare the full unpaid principal amount of the Convertible Debenture, together with interest and other amounts owing in respect thereof, immediately due and payable in cash upon the occurrence of certain specified events of default and mandatory prepayment event. Upon the occurrence and during the continuance of certain specified additional interest event, interest will accrue on the outstanding principal balance of the Convertible Debenture at a rate of 8% per annum. Upon the occurrence and during the continuance of any event of default, interest will accrue on the outstanding principal balance of the Convertible Debenture at a rate of 15% per annum.

The Securities Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of the Securities Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

In connection with the transaction, the Company and Yorkville entered into a registration rights agreement, dated December 29, 2023 (the “Yorkville RRA”), pursuant to which the Company is required to register for resale all of the Conversion Shares. The Company is required to file an initial registration statement (the “Initial Registration Statement”) covering the resale of the Conversion Shares, by no later than the 30th calendar day following execution of the Yorkville RRA. The Company is required to file additional registration statements covering the resale by Yorkville of the Conversion Shares not covered by the Initial Registration Statement on or prior to the 30th calendar day following receipt of a demand notice from Yorkville.

In addition, in connection with the transaction, Vingroup USA LLC enter into a global guaranty agreement (the “Global Guaranty Agreement”) in favor of Yorkville to guarantee to Yorkville the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of VinFast to Yorkville under and in relation to the Convertible Debenture.

The foregoing descriptions of the Securities Purchase Agreement, the Convertible Debenture, the Global Guaranty Agreement and the Yorkville RRA are qualified in their entirety by the terms and conditions of the Securities Purchase Agreement, the Convertible Debenture, the Yorkville RRA and the Global Guaranty Agreement, which are attached as Exhibit 99.1, 99.2, 99.3 and 99.4, respectively, and which are incorporated herein by reference.

Shareholder Funding

The Company expects to receive approximately $51 million of funding in cash from Asian Star Trading & Investment Pte. Ltd. (“Asian Star”), the Company’s shareholder that is majority-owned by our founder and Chairman, Mr. Pham Nhat Vuong. The cash from Asian Star came from a sale of its VinFast shares to Yorkville on December 29, 2023, which are being provided to the Company in accordance with the terms of a capital funding agreement that it previously entered into with the Company’s subsidiary, VinFast Trading and Production Joint Stock Company.

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Securities Purchase Agreement, dated December 29, 2023, by and between VinFast and the investor listed therein.
99.2	Convertible Debenture, dated December 29, 2023.
99.3	Registration Rights Agreement, dated December 29, 2023, by and between VinFast and Yorkville.
99.4	Global Guaranty Agreement, dated December 29, 2023, by Vingroup USA, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VinFast Auto Ltd.

Date: December 29, 2023	By:	/s/ Le Thi Thu Thuy
Name: Le Thi Thu Thuy
Title: Managing Director and Global CEO

Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 29, 2023, is between VINFAST AUTO LTD., a public company incorporated under the laws of Singapore (Company Registration No: 201501874G) (the “Company”), and the investor listed on the Schedule of Buyers attached as Schedule I hereto (the “Buyer”).

WITNESSETH

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase the Convertible Debenture (as defined below) pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) promulgated by the U.S. Securities and Exchange Commission (the “SEC”) thereunder;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase a convertible debenture in the form attached hereto as “Exhibit A” (the “Convertible Debenture”) in the aggregate principal amount of $50,000,000 (the “Subscription Amount”), which shall be convertible into the Company’s ordinary shares, no par value (the “Ordinary Shares”) (as converted, the “Conversion Shares”), which shall be purchased on the date hereof (the “Closing”), at a purchase price equal to 97.5% of the Subscription Amount (the “Purchase Price”) as set forth opposite the Buyer’s name on Schedule I to this Agreement;

WHEREAS, on or before the Closing Date (as defined in Section 1(b) below), the parties hereto are to execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached hereto as “Exhibit B” pursuant to which the Company shall agree to provide certain registration rights to the Buyer under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws; and

WHEREAS, the Convertible Debenture and the Conversion Shares are collectively referred to herein as the “Securities.”

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF CONVERTIBLE DEBENTURE.

(a)            Purchase of Convertible Debenture. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the Closing, a Convertible Debenture with principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on Schedule I attached hereto.

(b)            Closing Date. The Closing shall occur remotely by conference call and electronic delivery of documentation. The Closing shall take place at 10:00 a.m., New York time, on the first Business Day after the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c)            Form of Payment; Deliveries. By 5:00 p.m., New York time, on the date of this Agreement, the Buyer shall deliver to the Company, in immediately available funds to a bank account designated in writing by the Company, the Purchase Price for the Convertible Debenture to be issued and sold to the Buyer. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the Closing Date, the Company shall deliver to the Buyer, a Convertible Debenture which the Buyer is purchasing at the Closing with a principal amount corresponding with the Subscription Amount set forth opposite the Buyer’s name on Schedule of Buyers attached as Schedule I hereto, duly executed on behalf of the Company.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that, as of the date hereof and as of the Closing Date:

(a)            Evaluation of Risks. The Buyer has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Securities and of protecting its interests in connection with the transactions contemplated hereby. The Buyer acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Buyer may lose all or a part of its investment.

(b)            No Legal, Investment or Tax Advice from the Company. The Buyer acknowledges that it had the opportunity to review the Transaction Documents to which it is a party and the transactions contemplated by the Transaction Documents to which it is a party with its own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Buyer’s subscription for the Securities hereunder, the transactions contemplated by the Transaction Documents to which it is a party or the laws of any jurisdiction, and the Buyer acknowledges that the Buyer may lose all or a part of its investment.

(c)            Investment Purpose. The Buyer is acquiring the Securities for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement covering such Securities or an available exemption under the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities in violation of applicable securities laws. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency

(d)            Accredited Investor Status. The Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

(e)            Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(f)            Information. The Buyer and its advisors (and its counsel), if any, have had an opportunity to review the Company’s filings with the SEC and have been furnished with all materials relating to the business, finances and operations of the Company and information the Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. For the transaction contemplated under the Transaction Documents, the Buyer acknowledges and agrees that the Company has not made to the Buyer, and it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in the Transaction Documents to which it is a party.

(g)            Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Buyer provides the Company with reasonable assurances (in the form of seller and broker representation letters reasonably acceptable to the Company) that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(g).

(h)            Legends. The Buyer agrees to the imprinting, so long as its required by this Section 2(h), of a restrictive legend on the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Subject to the provision of representation letters from the Buyer and its representatives as the Company may reasonably require, certificates and book entry positions evidencing the Conversion Shares shall not bear the legend set forth above or any similar legend to substantially the same effect, (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares pursuant to Rule 144, (iii) if such Conversion Shares are eligible for sale under Rule 144 without volume limitations, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the Exchange Act (as defined below) or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Buyer delivers transfer notification and de-legending request to the Company) following the delivery by the Buyer to the Company or the transfer agent (with notice to the Company) of a de-legending request (endorsed or with stock powers attached, and otherwise in form necessary to affect the reissuance and/or transfer of the relevant securities, if applicable), together with corresponding instruments of transfer (where applicable) and any other deliveries from the Buyer as may be reasonably required by the Company and/or its transfer agent, as directed by the Buyer, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Conversion Shares, credit the aggregate number of Ordinary Shares to which the Buyer shall be entitled to the Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Buyer, a certificate representing such securities that is free from all restrictive and other legends, registered in the name of the Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees (except to the extent set forth on any share certificate (including any form of instrument of transfer set forth on the back side of a share certificate) evidencing Ordinary Shares in respect of the holder’s indemnification obligations) with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith. The Buyer agrees that the removal of a restrictive legend from certificates or book entry positions representing Securities as set forth in this Section 2(h) is predicated upon the Company’s reliance that the Buyer will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(i)            Organization; Authority. The Buyer is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents (as defined below) to which it is a party and to subscribe for or acquire Securities in accordance with the terms hereof. The decision to invest and the execution and delivery of the Transaction Documents to which it is a party by the Buyer, the performance by the Buyer of its obligations under the Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated by the Transaction Documents to which it is a party have been duly authorized and require no other proceedings on the part of the Buyer. The undersigned has the right, power and authority to execute and deliver the Transaction Documents to which it is a party and all other instruments on behalf of the Buyer or its shareholders. The Transaction Documents to which it is a party have been duly executed and delivered by the Buyer and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms.

(j)            No Conflicts. The execution, delivery and performance by the Buyer of the Transaction Documents to which it is a party and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations under the Transaction Documents to which it is a party.

(k)            Certain Trading Activities. The Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined above) involving the Company’s securities) during the period commencing as of the time that the Buyer first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Buyer.

(l)            No General Solicitation. The Buyer, nor any of its affiliates, nor any person acting on its behalf is not purchasing or acquiring the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(m)            Not an Affiliate. The Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined under Rule 405 of the Securities Act) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(n)            No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passes upon or endorsed the merits of the offering of the Securities.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth in the SEC Documents or any other document publicly filed or furnished by the Company with the SEC on or prior to the date of this Agreement, the Company hereby makes the representations and warranties set forth below to the Buyer as of the date hereof (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

(a)            Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly organized and validly existing under the laws of their respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent such concept exists in the relevant jurisdiction) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing (to the extent such concept exists in the relevant jurisdiction) would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement. “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)            Authorization; Enforcement; Validity. Subject to the Company having in force at all material times approval from the shareholders of the Company for the directors to exercise any power of the Company to issue Ordinary Shares: (a) the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to allot and issue the Shares in accordance with the terms hereof and thereof; and (b) the execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors. This Agreement and the other Transaction Documents to which the Company is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Buyer, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Convertible Debenture, that certain Global Guaranty Agreement, dated December 29, 2023, by Vingroup USA, LLC, and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)            Issuance of Securities. Subject to the Company having at all material times in force approval from the shareholders of the Company for the directors to exercise any power of the Company to issue Ordinary Shares, the issuance of the Securities has been duly authorized and, upon issuance and payment in accordance with the terms of the Transaction Documents the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Upon issuance or conversion in accordance with the Convertible Debenture, the Conversion Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares.

(d)            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) result in a violation of the constitution, articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

(e)            Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal or state securities agencies and any filings as may be required by the Principal Market), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the requirements of the Nasdaq Stock Market (including the Capital Market, Global Market and/or the Global Select Market) (the “Principal Market”) and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Ordinary Shares in the foreseeable future. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f)            Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) to its knowledge, an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the Ordinary Shares (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Buyer (nor any affiliate of any Buyer) is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g)            No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with other offerings of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(h)            Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges its obligation to issue the Conversion Shares upon conversion of the Convertible Debenture in accordance with the terms thereof is, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(i)            SEC Documents; Financial Statements. Since August 14, 2023, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, including, without limitation, the Current Report, each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto, and all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein (all such documents hereinafter referred to as the “SEC Documents”). The Company has made available to the Buyer through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, as applicable. Except as disclosed in amendments or subsequent filings to the SEC Documents, as of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which are not material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable..

(j)            Absence of Certain Changes. Since October 5, 2023, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since October 5, 2023, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(j), “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; or (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(k)            No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Ordinary Shares and which has not been publicly announced, or (ii) would reasonably be expected to have a Material Adverse Effect.

(l)            Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation, memorandum of association, articles of association, Articles of Incorporation or certificate of incorporation or bylaws, respectively, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and soi long as the Convertible Debenture is outstanding, neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Ordinary Shares by the Principal Market in the foreseeable future. Since August 14, 2023, (i) the Ordinary Shares have been listed or designated for quotation on the Principal Market, (ii) trading in the Ordinary Shares has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Ordinary Shares from the Principal Market, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(m)            Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, nor any other Person acting for or on behalf of the Company or any of its Subsidiaries (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA) or any other applicable anti-bribery or anti- corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose, in violation of applicable law, of: (i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or (ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(n)            Equity Capitalization.

(i)            Authorized and Outstanding Capital Stock. As of the date immediately prior to the date of this Agreement, the Company has an issued and paid-up share capital of US$411,893,414.01 comprising 2,337,788,498 Ordinary Shares. As at the date hereof, the Company has not issued any classes of shares in its capital other than Ordinary Shares.

(ii)            Valid Issuance; Available Shares. All of such outstanding shares are duly authorized and have been validly issued and are fully paid and nonassessable.

(iii)            Existing Securities; Obligations. Except as disclosed in the SEC Documents or to the Buyer: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement and the standby equity subscription agreement dated October 20, 2023, between the Company and the Buyer (the “Yorkville SEPA”); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(o)            Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, in each case which is material the to Company and its Subsidiaries taken as a whole, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(p)            Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the Company’s knowledge, affecting the Company, the Ordinary Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(q)            Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

(r)            Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), other than those relating to matters that have been fully resolved or that remain pending and, if adversely determined, would not reasonably be expected to cause a Material Adverse Effect, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(s)            Tax Status. Except as would not cause a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges in amount shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and those that have been accrued for or reserved in the Company’s consolidated financial statements and other than any liability for unpaid taxes that has been incurred since the end of the most recent fiscal year in connection with the operation of the business of the Company and its Subsidiaries in the ordinary course of business and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

(t)            Internal Accounting and Disclosure Controls. The Company (a) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences, and (b) is not aware of any material weaknesses in the system of internal accounting controls utilized or maintained by the Company or its Subsidiaries.

(u)            Insurance. Except as would not cause a Material Adverse Effect, the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost except as would not cause a Material Adverse Effect.

(v)            Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(w)            Registration Eligibility. The Company is eligible to register the resale of the Conversion Shares by the Buyer using Form F-1 promulgated under the Securities Act.

(x)            Sanctions Matters.  Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is 50 percent or more owned or, where relevant under applicable Sanctions, controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union or His Majesty’s Treasury, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (collectively, “Sanctions”), or (ii) organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, Zaporizhzhia and Kherson regions, Cuba, Iran, North Korea, Russia, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries nor any director, officer or controlled affiliate will, directly or knowingly indirectly, use the proceeds from the sale of the Convertible Debenture, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, in violation of applicable Sanctions, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country in violations of applicable Sanctions.

(y)            Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Buyer regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, are true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(z)            No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(aa)      Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

4.	COVENANTS.

(a)            Reporting Status. For the period beginning on the date hereof, and ending 6 months after the date on which the Convertible Debenture are no longer outstanding (the “Reporting Period”), the Company shall file on a timely basis all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(b)            Use of Proceeds. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein to repay any loans to any executives or employees of the Company or to make any payments in respect of any related party debt.

(c)            Listing. To the extent applicable, the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) on the Principal Market, subject to official notice of issuance, and shall use reasonable efforts to maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such Principal Market for the Reporting Period. Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Ordinary Shares on a Principal Market during the Reporting Period. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c). “Underlying Securities” means the (i) the Conversion Shares, and (ii) any Ordinary Shares of the Company issued or issuable with respect to the Conversion Shares, including, without limitation, (1) as a result of any stock split, share dividend, recapitalization, exchange or similar event or otherwise and (2) shares of the Company into which the Ordinary Shares are converted or exchanged without regard to any limitations on conversion of the Convertible Debenture.

(d)            Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that, subject to compliance with applicable federal and state securities laws, the Securities may be pledged by a Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Buyer.

(e)            [Reserved]

(i)            Disclosure of Transactions. The Company shall, on or before the first Business Day after the date of this Agreement, furnish to the SEC a current report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, required exhibits, the “Current Report”). From and after the filing of the Current Report, the Company shall have publicly disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Current Report, the Company acknowledges and agrees that any and all confidentiality or similar obligations with respect to the transactions contemplated by the Transaction Documents under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of their affiliates, on the other hand, shall terminate.

(ii)            Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without first obtaining the express prior written consent of the Buyer (which may be granted or withheld in the Buyer’s sole discretion). In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of the Buyer), in addition to any other remedy provided herein or in the Transaction Documents, the Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Current Report and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Buyer (which may be granted or withheld in the Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Buyer in any filing, announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Buyer shall not have (unless expressly agreed to by a particular Buyer after the date hereof in a written definitive and binding agreement executed by the Company and such particular Buyer (it being understood and agreed that no Buyer may bind any other Buyer with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

(iii)            Other Confidential Information. Disclosure Failures. In addition to other remedies set forth in this Section 4(e), and without limiting anything set forth in any other Transaction Document, at any time after the Closing Date if the Company, any of its Subsidiaries, or any of their respective officers, directors, employees or agents, provides any Buyer with material non-public information relating to the Company or any of its Subsidiaries (each, the “Confidential Information”), the Company shall, on or prior to the applicable Required Disclosure Date (as defined below), publicly disclose such Confidential Information on a Current Report on Form 6-K or otherwise (each, a “Disclosure”). From and after such Disclosure, the Company shall have disclosed all Confidential Information provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon such Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of their affiliates, on the other hand, shall terminate. “Required Disclosure Date” means (x) if the Buyer authorized the delivery of such Confidential Information, either (I) if the Company and the Buyer have mutually agreed upon a date (as evidenced by an e-mail or other writing) of Disclosure of such Confidential Information, such agreed upon date or (II) otherwise, the seventh (7th) calendar day after the date the Buyer first received any Confidential Information or (y) if the Buyer did not authorize the delivery of such Confidential Information, the first (1st) Business Day after the Buyer’s receipt of such Confidential Information.

(f)            Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(g)            Selling Restrictions. Except as expressly set forth below, the Buyer covenants that from and after the date hereof through and ending when the Convertible Debenture no longer remains outstanding (the “Restricted Period”), no Buyer or any of its officers, or any entity managed or controlled by the Buyer (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares which establishes a net short position or (ii) put equivalent position or any hedging transaction which establishes a net short position with respect to any securities of the Company (including the Ordinary Shares), with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) Ordinary Shares; or (2) selling a number of Ordinary Shares equal to the number of Underlying Shares that such Restricted Person is entitled to receive, but has not yet received from the Company or the transfer agent, (A) upon the completion of a pending conversion of the Convertible Debenture for which a valid Conversion Notice (as defined in the Convertible Debenture) has been submitted to the Company pursuant to Section 2(b) of the Convertible Debenture.

(h)            Trading Information. Upon the Company’s request, the Buyer agrees to provide the Company with daily trading reports setting forth the number and average sales prices of Conversion Shares sold the Buyer during the Trading Day upon which sales took place.

(i)            Prohibited Transactions. From the date hereof until all of the Convertible Debenture has been repaid or converted into Ordinary Shares, the Company agrees to not directly or indirectly enter into any contract, agreement or other item that would restrict or prohibit any of the Company’s obligations to the Buyer under the Transaction Documents, including, without limitation, any payments required by the Company to the Buyer under the Convertible Debenture.

(j)            Amendments; Related-Party Debt; Variable Rate Transactions. From the date hereof until all of the Convertible Debenture has been repaid, unless the Buyer shall have given prior consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the date hereof) to, directly or indirectly amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the holders of the Convertible Debenture, or enter into, agree to enter into, or effect any Variable Rate Transaction, other than with the Buyer (and other than the Yorkville SEPA).

“Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity, warrants, or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such security, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into or effects any agreement, including but not limited to an “equity line of credit,” “ATM agreement” or other continuous offering or similar offering of Ordinary Shares, or (iii) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Ordinary Shares.

(k)            Yorkville SEPA. From the date hereof until the entirety of the Convertible Debenture has been repaid (which, for the avoidance of doubt, shall include Principal and accrued but unpaid interest) the Company shall not deliver an advance notice to the Buyer pursuant to the Yorkville SEPA without the prior consent of the Buyer, and the Company shall use commercially reasonable efforts to ensure that the Registration Statement filed on Form F-1 (No. 333-275133), filed with the SEC on October 23, 2023, and declared effective on October 31, 2023 (the “Yorkville SEPA Registration Statement”), remains continuously effective. In the event that the SEC suspends the effectiveness of the Yorkville SEPA Registration Statement, the Company shall immediately take all such necessary action to promptly restore the effectiveness of the Yorkville SEPA Registration Statement.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)            Register. The Company shall maintain at its principal executive offices or with the Transfer Agent (or at such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Convertible Debenture in which the Company shall record the name and address of the Person in whose name the Convertible Debenture have been issued (including the name and address of each transferee), the amount of the Convertible Debenture held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives. The Company hereby irrevocably agrees that it shall not require medallion guarantees in connection with any assignments or transfers of Ordinary Shares by the Buyer to any third party. The Company hereby authorizes its then-current transfer agent to rely on the foregoing and that the Company hereby indemnifies and agrees to hold its then-current transfer agent harmless from any liability related to its complying with the foregoing. Upon request by the Buyer, the Company further agrees to promptly provide its then-current transfer agent with additional authorizations or indemnifications as may so request.

(b)            Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Buyer or in connection with a pledge as contemplated herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Buyer under this Agreement.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Convertible Debenture to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a)            The Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)            The Buyer shall have delivered to the Company the Purchase Price for the Convertible Debenture being purchased by the Buyer at the Closing by wire transfer of immediately available funds in accordance with a letter, duly executed by an officer of the Company, setting forth the wire amounts of the Buyer and the wire transfer instructions of the Company (the “Closing Statement”).

(c)            The representations and warranties of the Buyer shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to such Closing Date.

7.	CONDITIONS SUBSEQUENT TO THE BUYER’S OBLIGATION TO PURCHASE.

At or before the Closing Date, the Company shall have satisfied each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)            The Company shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer a Convertible Debenture with a principal amount corresponding to the Subscription Amount set forth opposite the Buyer’s name on Schedule of Buyers attached as Schedule I for the Closing.

(b)            The Buyer shall have received an opinion of counsel to the Company, dated as of the Closing Date, in the form reasonably acceptable to the Buyer.

(c)            The Company shall have delivered to the Buyer a copy of the articles of incorporation, memorandum and articles of association, charter or equivalent governing document of the Company, VinFast Trading and Production Joint Stock Company VinFast Trading and Production Joint Stock Company and Vingroup USA, LLC.

(d)            The Company shall have delivered to the Buyer an electronic copy of a certificate evidencing the incorporation and good standing of the Company as of a date within ten (10) days of the Closing Date.

(e)            Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions set forth in each Transaction Document required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(f)            The Ordinary Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(g)            The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, if any.

(h)            No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(i)            Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or would reasonably be expected to result in a Material Adverse Effect, or an Event of Default (as defined in the Convertible Debenture).

(j)            The Buyer shall have received the Closing Statement.

(k)            (i) From the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing) and (ii) at any time from the date hereof to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Principal Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Buyer, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(l)            The board of directors of the Company has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or materially modified and remains in full force and effect as of the Closing, and a true, correct and complete copy of such resolutions duly adopted by the board of directors of the Company shall have been provided to the Buyer.

(m)            The Company shall have delivered to the Buyer a compliance certificate executed by an executive officer of the Company certifying that Company has complied with all of the conditions precedent to the Closing set forth herein and which may be relied upon by the Buyer as evidence of satisfaction of such conditions without any obligation to independently verify.

(n)            The Yorkville SEPA shall be in full force and effective and there shall be an effective registration statement pursuant to which the Investor therein is permitted to utilize the prospectus thereunder to resell Ordinary Shares issuable pursuant to the Yorkville SEPA.

8.	TERMINATION.

In the event that the Closing shall not have occurred with respect to the Buyer within five (5) days of the date hereof, then the Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the Buyer to any other party;, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse the Buyer for the expenses described herein. Notwithstanding the foregoing, the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a)            Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)            Jurisdiction; Venue; Service.

(i)            The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the State of New York (the “Governing Jurisdiction”) and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii)            The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Buyer or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)            Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Buyer in any suit, claim, action, litigation or proceeding brought by the Buyer against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Buyer brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Buyer against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Buyer in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Buyer arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Buyer agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv)            The Company and the Buyer irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v)            Nothing herein shall affect the right of the Buyer to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)            THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY MATTER RELATING TO THIS AGREEMENT, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(d)            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e)            Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(f)            Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the party to be charged with enforcement. As a material inducement for the Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by a Buyer, any of its advisors or any of its representatives shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(g)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	VINFAST AUTO LTD.
61 Robinson Road, #06-01 61 Robinson Singapore 068893 Telephone: Attention: E-Mail:

With Copy (which shall not constitute notice or delivery of process) to:	Latham & Watkins LLP 9 Raffles Place #42-02 Republic Plaza Singapore 048619 Telephone: Attention: E-Mail:

If to a Buyer, to its address and e-mail address set forth on the Schedule of Buyers, with copies to the Buyer’s representatives as set forth on the Schedule of Buyers,

With copy to:	c/o Yorkville Advisors Global, LP 1012 Springfield Avenue Mountainside, NJ 07092 Email:

or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (1) given by the recipient of such notice, consent, waiver or other communication, (2) electronically generated by the sender’s e-mail service provider containing the time, date, recipient e-mail address or (3) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by email or receipt from an overnight courier service in accordance with clauses (A)(i), (B) or (A)(ii) above, respectively.

(h)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Convertible Debenture (but excluding any purchasers of Underlying Securities, unless pursuant to a written assignment by the Buyer). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. In connection with any transfer of any or all of its Securities, a Buyer may assign all, or a portion, of its rights and obligations hereunder in connection with such Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such transferred Securities.

(i)            Indemnification.

(i)            In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or any Subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) any disclosure properly made to the Buyer pursuant to Section 4(e), or (D) the status of the Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)            Promptly after receipt by an Indemnitee under this Section 9(i) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 9(i), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (A) the Company has agreed in writing to pay such fees and expenses; (B) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (C) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 9(i), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)            The indemnification required by this Section 9(i) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills supporting the Indemnified Liabilities are received by the Company.

(iv)            The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the Company or others, and (B) any liabilities the Company may be subject to pursuant to the law.

(j)            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

VINFAST AUTO LTD.

By:	/s/ Le Thi Thu Thuy
Name: Le Thi Thu Thuy
Title: Chief Executive Officer

BUYER:

YA II PN,LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Mark Angelo
Name: Mark Angelo
Title: Partner

LIST OF EXHIBITS:

EXHIBIT A: FORM OF CONVERTIBLE DEBENTURE

EXHIBIT B: FORM OF REGISTRATION RIGHTS AGREEMENT

SCHEDULE I

SCHEDULE OF BUYERS

(a)	(b)	(c)
Buyer	Subscription Amount of Convertible Debenture	Purchase Price (97.5% of Subscription Amount)
YA II PN, Ltd.
1012 Springfield Avenue	$50,000,000	$48,750,000
Mountainside, NJ 07092
Email:

Legal Representative’s Address and E-Mail Address

1012 Springfield Avenue
Mountainside, NJ 07092
Email:

Exhibit 99.2

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

VINFAST AUTO LTD.

Convertible Debenture

Principal Amount:     $50,000,000

Issue Price:     $48,750,000

Debenture Issuance Date:  December 29, 2023

Debenture Number:  VFS-1

FOR VALUE RECEIVED, VINFAST AUTO LTD., a public company incorporated under the laws of Singapore (Company Registration No: 201501874G) (the “Company”), hereby promises to pay to the order of YA II PN, Ltd., or its registered assigns (the "Holder") the amount set out above as the principal amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Debenture Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Debenture (including all debentures issued in exchange, transfer or replacement hereof, this "Debenture") was originally issued pursuant to the Securities Purchase Agreement dated as of December 29, 2023, as it may be amended from time to time (the “Securities Purchase Agreement”) between the Company and the Buyer listed on the Schedule of Buyers attached thereto. Certain capitalized terms used herein are defined in Section (12).

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(1)            GENERAL TERMS

(a)            Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Debenture. The "Maturity Date" shall be July 1, 2024. Other than as specifically permitted by this Debenture, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest.

(b)            Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 4.00% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 8.00% upon the occurrence and during the continuance of an Additional Interest Event, provided that upon the occurrence and during the continuance of an Event of Default the Interest Rate shall instead (and without duplication) increase to an annual rate of 15.00%. Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(c)            Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and no interest on such payment will accrue in respect of the delay).

(d)            Taxation. All payments of principal, premium (if any) and interest made by or on behalf of the Company will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, imposts, assessments or governmental charges, deductions or withholdings, of whatever nature imposed, assessed, levied or collected by or on behalf of Singapore or any authority thereof or therein having power to tax (“Taxes”), unless deduction or withholding of such Taxes is required by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Holder of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required, except that no such additional amount shall be payable in respect of this Debenture:

(i)            to the Holder (or to a third party on behalf of the Holder) who is subject to such Taxes in respect of this Debenture by reason of his having some connection with Singapore otherwise than merely by holding this Debenture or by the receipt of amounts in respect of this Debenture (including, without limitation, the Holder being a resident of, or a permanent establishment in, Singapore), or where the withholding or deduction could be avoided by the Holder making a declaration of non-residence or other similar claim for exemption to the appropriate governmental authority which the Holder is legally capable and competent of making but fails to do so; or

(ii)            (in the case of a payment of principal) if the certificate in respect of this Debenture is surrendered more than thirty (30) days after the relevant date except to the extent that the Holder would have been entitled to such additional amount on surrendering the relevant certificate for payment on the last day of such period of thirty (30) days.

For the purposes of this Section, “relevant date” means the date on which such payment first becomes due. References in this Debenture to principal, premium and interest shall be deemed also to refer to any additional amounts which may be payable under this Debenture or any undertaking or covenant given in addition thereto or in substitution therefor.

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(2)            PAYMENTS

(a)            [Reserved].

(b)            Early Redemption. The Company at its option and in its sole discretion shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Debenture in cash at the Redemption Amount as described in this Section; provided that the Company provides the Holder with at least 10 Scheduled Trading Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption. Each Redemption Notice shall be irrevocable and shall specify the date for the Optional Redemption (the “Redemption Date”), the outstanding Principal of the Debentures to be redeemed and the Redemption Amount applicable to such Principal. The “Redemption Amount” shall be an amount equal to the outstanding Principal actually being redeemed by the Company (after giving effect to any conversions with a Conversion Date prior to the Redemption Date) on the Redemption Date, plus the applicable Redemption Premium, plus all accrued and unpaid interest on the Principal amount being redeemed by the Company to, but excluding, the relevant Redemption Date. The Holder may elect to convert all or any portion of the outstanding Principal of the Debenture plus all accrued and unpaid Interest to, but excluding, the relevant Conversion Date by delivering to the Company a Conversion Notice in accordance with Section 2(b) hereof prior to the Redemption Date. On the Redemption Date, the Company shall deliver to the Holder the Redemption Amount by wire transfer in immediately available funds to the Holder’s account specified for such purpose by the Holder to the Company. Upon request from the Company by notice to the Holder, the Holder shall promptly surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company, or in the case of its loss, theft or destruction, shall provide an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture.

(3)            EVENTS OF DEFAULT AND MANDATORY PREPAYMENT EVENTS.

(a)            An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)            The Company's failure to pay to the Holder any amount of Principal, Redemption Amount, Interest, or other amounts when and as due under this Debenture or any other Transaction Document (as defined in Section (12)) and such failure continues for a period of five (5) Business Days;

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(ii)            The Company or any Significant Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Significant Subsidiary of the Company, any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Significant Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Significant Subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any Significant Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Significant Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Significant Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Significant Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Significant Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Significant Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Significant Subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)            The Company or any Significant Subsidiary of the Company shall default in any of its obligations under any note, debenture, or any mortgage, credit agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money in an amount exceeding $75,000,000, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case (i) and (ii), after the expiration of any applicable grace period set forth in the terms of such debt, if such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 calendar days after a written notice to the Company by the Holder;

(iv)            a final judgment or judgments for the payment of money aggregating in excess of $75,000,000 (excluding any amount covered by insurance) are rendered against the Company and/or any of its Significant Subsidiaries and which judgments are not bonded, discharged, settled or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(v)            The Company's (A) failure to instruct its Transfer Agent and use its reasonable efforts to cause the Transfer Agent to deliver the required number of Ordinary Shares to the Holder within five (5) Trading Days after the applicable Share Delivery Date or (B) notice, written or oral, to any holder of the Debenture, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Debenture into Ordinary Shares that is tendered in accordance with the provisions of the Debenture, other than pursuant to Section (2)(c); or

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(vi)            The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(vii)            The Company’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act, if such failure is not cured within twenty (20) Business Days;

(viii)            Any representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made, if such misrepresentation (if capable of being cured) is not cured within twenty (20) Business Days;

(ix)            The Company contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document; or

(x)            The Company shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Debenture (except as may be covered by the “Event of Default” definition in Section (3)(a)(i) through (3)(a)(ix) hereof) or any other Transaction Document other than the Registration Rights Agreement, which is not cured or remedied within the time prescribed or if no time is prescribed within twenty (20) Business Days.

A “Mandatory Prepayment Event”, wherever used herein, means any one of the following events:

(i)            The Ordinary Shares shall cease to be listed for trading on any Principal Market for a period of ten (10) consecutive Trading Days;

(ii)            the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(iii)            An effective date occurs for any Change of Control Transaction (as defined in Section (12)), to which the Company is a party, unless in connection with such Change of Control Transaction this Debenture is redeemed under Section (2)(b) no later than on the effective date of such Change of Control Transaction.

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(b)            During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and is continuing (other than an event with respect to the Company described in Section (3)(a)(ii)) or any Mandatory Prepayment Event has occurred, the full unpaid Principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder’s election given by notice pursuant to Section (5), immediately due and payable in cash; provided that, in the case of any event with respect to the Company described in Section (3)(a)(ii), the full unpaid Principal amount of this Debenture, together with accrued and unpaid interest and other amounts owing in respect thereof to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. Furthermore, in addition to any other remedies, the Holder shall have the right (but not the obligation) to convert, at the Conversion Price, on one or more occasions all or part of the Conversion Amount in accordance with Section (2) and subject to the limitations in Section (2)(c) at any time after an Event of Default (provided that such Event of Default is continuing) or a Mandatory Prepayment Event. Following an Event of Default, the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. For the purposes hereof, an Event of Default is “continuing” if it has not cured, remedied or waived.

(2)        CONVERSION OF DEBENTURE.      This Debenture shall be convertible into Ordinary Shares, on the terms and conditions set forth in this Section (2).

(a)            Conversion Right. Subject to the limitations of Section (2)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Ordinary Shares in accordance with Section (2)(b), at the Conversion Price (as defined below). The number of Ordinary Shares issuable upon conversion of any Conversion Amount pursuant to this Section (2)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of an Ordinary Shares upon any conversion. All calculations under this Section (2) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of an Ordinary Shares, the Company shall round such fraction of an Ordinary Shares up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Ordinary Shares upon conversion of any Conversion Amount, unless such tax is due because the Holder requests such Ordinary Shares to be issued in a name other than the Holder’s name (in which case such tax will be the responsibility of the Holder).

(i)            “Conversion Amount” means the portion of the outstanding Principal to be converted at the election of the Holder, plus the accrued and unpaid Interest on such outstanding Principal to, but excluding, the Conversion Date.

(ii)            “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination and subject to adjustments set forth herein, $10.00 per Ordinary Share. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Debenture.

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(b)            Mechanics of Conversion.

(i)            Optional Conversion. To convert any Conversion Amount into Ordinary Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver pursuant to Section 5), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (2)(b)(iv), surrender this Debenture to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Debenture in the case of its loss, theft or destruction). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall, or shall cause its Transfer Agent to, allot and issue to the Holder share certificate(s) registered in the name of the Holder representing such number of Ordinary Shares issuable, and deliver to the Holder a scanned copy of such share certificate(s) via email. Promptly after the Share Delivery Date, the Company shall (X) if legends are not required to be placed on certificates or the book-entry position of the Ordinary Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, instruct such Transfer Agent to credit such aggregate number of Ordinary Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if restrictive legends are required to be placed on certificates or book-entry positions of the Ordinary Shares, issue and deliver to the address as specified in the Conversion Notice, an original certificate, registered in the name of the Holder or its designee, for the number of Ordinary Shares to which the Holder shall be entitled. Each of the Company and the Holder shall use reasonable efforts to deliver to the other or the Transfer Agent all documents, instructions and writings required by the Transfer Agent in order to implement and effect the conversions contemplated herein. If this Debenture is physically surrendered for conversion and the outstanding Principal of this Debenture is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Debenture and at its own expense, issue and deliver to the holder a new Debenture representing the outstanding Principal not converted. The Person or Persons entitled to receive the Ordinary Shares issuable upon a conversion of this Debenture shall be treated for all purposes as the record holder or holders of such Ordinary Shares on the Conversion Date.

(ii)            Company’s Failure to Timely Convert. Subject to the Holder’s compliance with Section 2(b)(i) above, if the Company fails to perform its obligations under Section 2(b)(i) above (a “Conversion Failure”), if the Holder is required, in a commercially reasonable manner, to incur commercially reasonable costs to mitigate or prevent a failed settlement for any sale by the Holder of Ordinary Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request pay cash to the Holder in the amount of such costs; provided, however, that the Holder shall use commercially reasonable efforts to attempt to mitigate any costs related to the Buy-In.

(iii)            [Reserved.]

(iv)            Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Company unless (A) the full Conversion Amount represented by this Debenture is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Debenture upon physical surrender of this Debenture. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon conversion.

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(c)            Limitations on Conversions.

(i)            Beneficial Ownership. The Holder shall not have the right to convert any portion of this Debenture or receive Ordinary Shares hereunder to the extent that after giving effect to such conversion or receipt of such Ordinary Shares, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such conversion or receipt of shares. The Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(d)            Other Provisions.

(i)            All calculations under this Section (2) shall be rounded to the nearest $0.0001 or whole share.

(ii)            The Company covenants that it will have in force at all times prior to the Maturity Date approval from the shareholders of the Company for the directors to exercise any power of the Company to issue such number of Ordinary Shares not less than the maximum number of Ordinary Shares issuable upon conversion of this Debenture (assuming for purposes hereof that (x) this Debenture is convertible at the Conversion Price as of the date of determination, (y) any such conversion shall not take into account any limitations on the conversion of the Debenture set forth herein (the “Required Issuance Amount”)), provided that at no time shall the number of Ordinary Shares that the Company has approval to issue pursuant to this Section (2)(d)(ii) be reduced other than proportionally with respect to all Ordinary Shares in connection with any conversion (other than pursuant to the conversion of this Debenture in accordance with its terms) and/or cancellation, or reverse stock split. If at any time the approval from the shareholders of the Company (including (i) in relation to equity or debt securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for or that can be settled in Ordinary Shares (other than the Debenture) and (ii) Ordinary Shares remaining available for issuance under the Company’s equity incentive plans) is not sufficient to meet the Required Issuance Amount, the Company will promptly take all corporate action necessary to propose to its next annual general meeting of shareholders such resolutions as may be necessary to meet the Company’s obligations pursuant to this Debenture, recommending that shareholders vote in favor of such an increase. The Company covenants that, upon issuance in accordance with conversion of this Debenture in accordance with its terms, the Ordinary Shares, when issued, will be validly issued, fully paid and nonassessable.

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(iii)            Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (3) herein for the Company’s failure to deliver certificates representing Ordinary Shares upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv)            Legal Opinions. If in the opinion of the Company’s legal counsel it is then permissible to remove the restrictive legend from the Underlying Shares in connection with an effective registration statement for the resale of such Underlying Shares or pursuant to Rule 144, then at the Holder’s request, the Company shall be obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with such legend removal, subject to the provision of representation letters from the Buyer and its representatives as the Company and its legal counsel may reasonably require. To the extent such opinions are not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with sale or transfer of Underlying Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(3)            Adjustments to Conversion Price

(a)            Adjustment of Conversion Price upon Subdivision or Combination of Ordinary Shares. If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares, (b) subdivide outstanding Ordinary Shares into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (d) issue by reclassification Ordinary Shares any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of Ordinary Shares outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification (subject to readjustment, if any such dividend, distribution, stock split, stock combination or other event contemplated in this Section 3(a) is not made, with effect as of the date that the Company determines not to proceed with such event).

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(b)            Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Ordinary Shares are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Debenture, at the Holder’s option, (i) in addition to the Ordinary Shares receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such Ordinary Shares had such Ordinary Shares been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Debenture and without duplication) or (ii) in connection with a Corporate Event as a result of which the Ordinary Shares are exchanged for, or represent the right to receive, other securities, cash or other assets (or any combination thereof) in lieu of the Ordinary Shares otherwise receivable upon such conversion, such securities, cash or other assets received by the holders of Ordinary Shares in connection with the consummation of such Corporate Event in such amounts as shall be determined in a commercially reasonable manner by the Company, based on the amount and kind of such securities, cash or other assets that a holder of one (1) Ordinary Share received in such Corporate Event (without giving effect to any arrangement not to issue any fractional portion of such assets). Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Debenture.

(c)            Whenever the Conversion Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(d)            In case of any (1) merger or consolidation of the Company with or into another Person (where the Company is not the resulting or surviving Person), or (2) sale by the Company (directly or indirectly, through one or more Subsidiaries of the Company) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section 3(b), (B) convert the aggregate amount of this Debenture then outstanding into the shares of stock and other securities, cash and property receivable by or deemed to be held by holders of Ordinary Shares following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the equivalent number of the Ordinary Shares into which such aggregate amount of this Debenture could have been converted immediately prior to such merger, consolidation or sales, or (C) in the case of a merger or consolidation, require the surviving entity (if not the Company) to issue to the Holder a convertible debenture with a Principal amount equal to the aggregate Principal amount of this Debenture then held by such Holder, plus all accrued and unpaid Interest and other amounts owing thereon (without duplication), which such newly issued convertible debenture shall have terms identical (including with respect to conversion) to the terms of this Debenture, and shall be entitled to all of the rights and privileges of the Holder of this Debenture set forth herein and the agreements pursuant to which this Debenture was issued. In the case of clause (C), the conversion price applicable for the newly issued convertible debentures shall be calculated by the Company in a commercially reasonable manner based upon the amount of securities, cash and property that each Ordinary Share would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

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(4)            REISSUANCE OF THIS DEBENTURE.

(a)            Transfer. If this Debenture is to be transferred, the Holder shall surrender this Debenture to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Debenture (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid Interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Debenture (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of Section (2)(b)(iv) following conversion or redemption of any portion of this Debenture, the outstanding Principal represented by this Debenture may be less than the Principal stated on the face of this Debenture.

(b)            Lost, Stolen or Mutilated Debenture. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Debenture, the Company shall execute and deliver to the Holder a new Debenture (in accordance with Section (4)(d)) representing the outstanding Principal.

(c)            Debenture Exchangeable for Different Denominations. This Debenture is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Debenture or Debentures (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Debenture, and each such new Debenture will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)            Issuance of New Debentures. Whenever the Company is required to issue a new Debenture pursuant to the terms of this Debenture, such new Debenture (i) shall be of like tenor with this Debenture, (ii) shall represent, as indicated on the face of such new Debenture, the Principal remaining outstanding (or in the case of a new Debenture being issued pursuant to Section (4)(a) or Section (4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Debentures issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Debenture immediately prior to such issuance of new Debentures), (iii) shall have an issuance date, as indicated on the face of such new Debenture, which is the same as the Issuance Date of this Debenture, (iv) shall have the same rights and conditions as this Debenture, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(e)            Novation. It is agreed between the Holder and the Company that, with the consent of the Holder, the Company may novate and/or assign all its rights and obligations under this Debenture into a wholly-owned subsidiary of the Company (provided that the obligations of such subsidiary to the Holder, including in respect of the delivery of any conversion consideration, shall be guaranteed by the Company in favor of the Holder to the reasonable satisfaction of the Holder), and, upon request of the Company, the Holder shall cooperate in good faith with the Company to facilitate such novation.

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(5)      NOTICES.      Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be:

If to the Company, to:	VinFast Auto Ltd.
61 Robinson Road, #06-01 61 Robinson Singapore 068893 Attn: Telephone: Email:

If to the Holder:	YA II PN, Ltd
c/o Yorkville Advisors Global, LLC 1012 Springfield Avenue
Mountainside, NJ 07092
Attention:
Telephone:
Email:

or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender's email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(6)            NO IMPAIRMENT. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. As long as this Debenture is outstanding, the Company shall not and shall cause Vingroup USA, LLC not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) enter into any agreement with respect to any of the foregoing; or (iii) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Debenture, including, without limitation, the obligation of the Company to make cash payments hereunder.

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(7)            This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into Ordinary Shares in accordance with the terms hereof.

(8)            CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a)            Governing Law. This Debenture and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b)            Jurisdiction; Venue; Service.

(i)            The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii)            The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii)            Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Debenture or any matter relating to this Debenture, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(iv)            The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Debenture, such service to become effective thirty (30) days after the date of mailing.

(v)            Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c)            THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS DEBENTURE OR ANY MATTER RELATING TO THIS DEBENTURE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(9)            If the Company fails to strictly comply with the terms of this Debenture, then the Company shall reimburse the Holder promptly for all reasonable and documented fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

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(10)            Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

(11)            If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any Interest or other amount deemed Interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or Interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Debenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(12)            CERTAIN DEFINITIONS. For purposes of this Debenture, the following terms shall have the following meanings:

(a)            “Additional Interest Event” (i) the Company is in material breach of the Registration Rights Agreement, and such breach remains uncured for a period of twenty (20) Trading Days, or the occurrence of an Event (as defined in the Registration Rights Agreement).

(b)            "Bloomberg" means Bloomberg Financial Markets (or if not available, a similar service provider of national recognized standing).

(c)            “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York and Singapore are authorized or required by law or other government action to close.

(d)            “Change of Control Transaction” means an event that occurs when the Controlling Shareholder, ceases to own (directly or indirectly) a majority ownership of the Company on a fully diluted basis or ceases to control more than 50 per cent. of the voting right of the Company (including rights conferred to the Controlling Shareholder under any power of attorneys).

(e)            “Closing Price” means the price per share in the last reported trade of the Ordinary Shares on a Principal Market or on the exchange which the Ordinary Shares are then listed as quoted by Bloomberg.

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(f)            “Commission” means the Securities and Exchange Commission.

(g)            “Controlling Shareholder” means Mr. Pham Nhat Vuong, any of his affiliates (other than the Company and the Subsidiaries of the Company), and any other “person” or “group” subject to the aggregation or attribution of the Ordinary Shares with the Controlling Shareholder under Section 13(d) of the Exchange Act.

(h)            “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares.

(i)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)            “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned Subsidiary of the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which 100% of the holders of Ordinary Shares are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property.

(k)            “Material Adverse Effect” has the meaning given such term in the Securities Purchase Agreement.

(l)            “Ordinary Shares” means the Ordinary Shares, no par value of the Company and stock of any other class into which such shares may hereafter be changed or reclassified.

(m)            “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 20-F), periodic reports (on Form 6-K), and current reports (on Form 6-K), for so long as any amounts are outstanding under this Debenture or any Other Debenture; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(n)            “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(o)            “Principal Market” means the Nasdaq Stock Market (including the Capital Market, Global Market and/or the Global Select Market); provided however, that in the event the Ordinary Shares are ever listed or traded on The New York Stock Exchange, NYSE American, or any successor thereto, and such exchange is the principal trading market for the Ordinary Shares in the United States, then the “Principal Market” shall mean The New York Stock Exchange, NYSE American, or such successor thereto.

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(p)            “Redemption Premium” means 5% of the Principal Amount being redeemed pursuant to Section (2)(b).

(q)            “Registration Rights Agreement” has the meaning given such term in the Securities Purchase Agreement.

(r)            “Scheduled Trading Day” means a day on which the Principal Market is scheduled to be open for trading for its regular trading session.

(s)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t)            “Significant Subsidiary” of any Person means any Subsidiary of that Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that Person.

(u)            “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(v)            “Trading Day” means a day on which the Ordinary Shares are quoted or traded on a Principal Market on which the Ordinary Shares are then quoted or listed; provided, that in the event that the Ordinary Shares are not listed or quoted, then Trading Day shall mean a Business Day (excluding, for such purpose, a reference to “Singapore” in the definition of a “Business Day”).

(w)            “Transaction Document” has the meaning given such term in the Securities Purchase Agreement.

(x)            “Transfer Agent” means, from time to time, the transfer agent in respect of the Ordinary Shares.

(y)            “Underlying Shares” means the Ordinary Shares issuable upon conversion of this Debenture in accordance with the terms hereof.

(z)            "VWAP" means, for any security as of any date, the daily dollar volume-weighted average price for such security on the Principal Market during regular trading hours as reported by Bloomberg through its “Historical Prices – Px Table with Average Daily Volume” functions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:
VINFAST AUTO LTD.

By:	/s/ Le Thi Thu Thuy
Name:	Le Thi Thu Thuy
Title:	Chief Executive Officer

EXHIBIT I
CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Debenture)

TO: VINFAST AUTO LTD.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Debenture No. VFS-1 into Ordinary Shares of VINFAST AUTO LTD., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Principal Amount to be Converted:
Accrued Interest on such Principal Amount:
Total Conversion Amount to be converted:
Conversion Price:
Number of Ordinary Shares to be issued:
Please issue the Ordinary Shares in the following name [and deliver them to the following account]:
Issue to:
[Broker DTC Participant Code:
Account Number:][1]
Authorized Signature:
Name:
Title:

1 If issuable in the DTC form.

Exhibit 99.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 29, 2023 by and among VINFAST AUTO LTD., INC., a public company incorporated under the laws of Singapore (Company Registration No: 201501874G) (the “Company”), and YA II PN, Ltd., a Cayman Islands exempted company (the “Investor”).

WITNESSETH

WHEREAS:

A.            In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investor $50,000,000 in aggregate principal amount of a convertible debenture (the “Convertible Debenture”), which shall be convertible into the Company’s Ordinary Shares, no par value (the “Ordinary Shares”) (as converted, the “Conversion Shares”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B.            To induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws and other rights as provided for herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.            DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)            “Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

(b)            “Effectiveness Deadline” means, with respect to the initial Registration Statement required to be filed pursuant to Section 2(b), the earlier of the (A) 60th calendar day following the filing date thereof and (B) no later than the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

(c)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(d)            “Filing Deadline” means, with respect to a Registration Statement required to be filed pursuant to Section 2(a), the 30th calendar day following the date hereof.

(e)            “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(f)            “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(g)            “Registrable Securities” means all of (i) the Ordinary Shares issuable upon conversion of the Convertible Debenture, and (ii) any Ordinary Shares issued or issuable with respect to any shares described in the preceding clause (i) by way of any share split, share dividend or other distribution, recapitalization or similar event or otherwise (in each case without giving effect to any limitations on exercise set forth in the Convertible Debenture).

(h)            “Registration Statement” means any registration statement of the Company filed pursuant to this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(i)            “Required Registration Amount” means all of the Ordinary Shares issued or to be issued upon conversion of the Convertible Debenture.

(j)            “Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

(k)            “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

(l)            “SEC” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

(m)            “Securities Act” shall have the meaning set forth in the Recitals above.

(n)            “SEC Guidance” means (i) any publicly-available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

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2.            REGISTRATION.

(a)            Registration Period. The Company’s registration obligations set forth in this Section 2 including its obligations to file Registration Statements, obtain effectiveness of Registration Statements, and maintain the continuous effectiveness of any Registration Statement that has been declared effective shall begin on the date hereof and continue until the earlier of (i) the date on which the Investor has sold all of the Registrable Securities or (ii) the date on which all of the Registrable Securities may be sold by the Investor without any restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect (based on representations by the Company and the Investor as such counsel may reasonably request), addressed and reasonably acceptable to the Company’s transfer agent (the “Registration Period”).

(b)            Mandatory Registration. Subject to the terms and conditions of this Agreement, the Company shall on or prior to the Filing Deadline, prepare and file with the SEC an initial Registration Statement on Form F-1 (or, if the Company is then eligible, on Form F-3) or any successor form thereto covering the resale by the Investor of Registrable Securities, and (ii) on or prior to the 30th calendar day following receipt of each written notice by the Investor (a “Demand Notice”) delivered pursuant to the terms hereof, prepare and file an additional Registration Statement covering the resale by the Investor of Registrable Securities not covered by the initial Registration Statement. Each Registration Statement prepared pursuant hereto shall register for resale at least the number of Ordinary Shares equal to the Required Registration Amount as of date the Registration Statement is initially filed with the SEC. Each Registration Statement shall contain “Selling Shareholders” and “Plan of Distribution” sections. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am, New York time on the Business Day following the date of effectiveness, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a draft of the Registration Statement to the Investor for their review and comment. The Investor shall furnish comments on the Registration Statement to the Company within 24 hours of the receipt thereof from the Company. If at any time all Registrable Securities are not covered by a Registration Statement filed pursuant to Section 2(a) as a result of Section 2(e) or otherwise, the Company shall use commercially reasonable efforts to file with the SEC one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case as soon as practicable (taking into account any position of the staff of the SEC with respect to the date on which the Staff will permit such additional Registration Statement(s) to be filed with the SEC and the rules and regulations of the SEC). The Company shall use commercially reasonable efforts to cause each such new Registration Statement to become effective as soon as practicable following the filling thereof with the SEC. For the purposes hereof, the Investor shall be entitled to deliver a Demand Notice to the Company at any time during the Registration Period if at such time (i) no Registration Statement is then in effect which the Investor may use to resell Registrable Securities, or (ii) a Registration Statement is effective, but the holder has resold substantially all of the Ordinary Shares registered on such Registration Statement. In addition, the Investor may deliver a Demand Notice to the Company at any time during the Registration Period during which (i) the Company does not have a class of securities listed, or approved for listing, on a national securities exchange registered pursuant to Section 6 of the Exchange Act, or (ii) Rule 144, as amended, would not allow the “tacking” of the holding period of the Convertible Debenture onto the holding period of the Conversion Shares issuable upon conversion thereof.

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(c)            Amendments and Supplements. During the Registration Period, the Company shall (i) promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with a Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, (ii) prepare and file with the SEC additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities in accordance with the terms of this Agreement; (iii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iv) respond as promptly as reasonably possible to any comments received from the SEC with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Investor true and complete copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to the Investor which has not executed a confidentiality agreement with the Company); and (v) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 2(c)) by reason of the Company’s filing a report on Form 20-F or Form 6-K or any analogous report under the Securities Exchange Act, the Company shall incorporate such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

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(d)            Reduction of Registrable Securities Included in a Registration Statement. Notwithstanding anything contained herein, in the event that the SEC requires the Company to reduce the number of Registrable Securities to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall be obligated to include in such Registration Statement (which may be a subsequent Registration Statement if the Company needs to withdraw a Registration Statement and refile a new Registration Statement in order to rely on Rule 415) only such limited portion of the Registrable Securities as the SEC shall permit. Any Registrable Securities that are excluded in accordance with the foregoing terms are hereinafter referred to as “Cut Back Securities.” To the extent Cut Back Securities exist, promptly following such time as may be permitted by the SEC, the Company shall be required to file a Registration Statement covering the resale of the Cut Back Securities (subject also to the terms of this Section) and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable thereafter. Notwithstanding the foregoing to the contrary, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. Notwithstanding any other provision of this Agreement, if from time to time any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by the Investor as to its Registrable Securities and subject to a determination by the SEC that the number of Ordinary Shares to be registered must be reduced first based on the number of Ordinary Shares held by the relevant holders, (a) first, the Company shall prioritize the registration of all of the Ordinary Shares permitted to be registered pursuant to that certain Deed Poll dated April 29, 2022, relating to Vingroup Joint Stock Company Fixed Rate Exchangeable Bonds due 2027, that certain Ordinary Shares Subscription Agreement dated June 30, 2023, between the Company and Gotion Inc. or that certain registration rights agreement dated August 11, 2023, between the Company and certain persons named therein and (b) second, the Company shall reduce Registrable Securities on a pro rata basis based on the total number of Registrable Securities held by such holders (or as otherwise expressly directed by the SEC). The Registrable Securities that the Investor is not permitted to register on such Registration Statement due to the application of part (b) of the preceding sentence are referred to as the “Affected Registrable Securities”. Following such determination by the SEC, in the event that the Investor converts all or a portion of the Convertible Debenture and any Registrable Securities that the Investor would receive upon such conversion are Affected Registrable Securities, at the election of the Investor by notice to the Company no later than on the relevant Conversion Date (as defined in the Convertible Debenture), the Conversion Amount (as defined in the Convertible Debenture), solely in the number of such Affected Registrable Securities (the “Affected Conversion Amount”) will be instead deliverable upon such conversion in cash as follows:

(1)            the amount of cash in lieu of the Affected Conversion Amount shall equal, in respect of each $1,000 of the Affected Conversion Amount, to the sum of the Daily Conversion Values (as defined below) for each of the ten (10) consecutive Trading Days (as defined in the Convertible Debenture), starting on the second Scheduled Trading Day (as defined in the Convertible Debenture) immediately following the applicable Conversion Date (the “Valuation Period”); and

(2)            the aggregate amount of such cash shall be deliverable by the Company on the second Business Day immediately following the last Trading Day of the Valuation Period, and such due date shall be deemed to be instead the “Share Delivery Date” in respect of the Affected Conversion Amount for all purposes of the Convertible Debenture.

For the avoidance of doubt, no interest shall accrue on the Affected Conversion Amount during the Valuation Period. As used herein, the term “Daily Conversion Value”, for each of the ten (10) consecutive Trading Days in the Valuation Period and each $1,000 of the Affected Conversion Amount, shall mean, 10% of the product of (1) $1,000 divided by the Conversion Price then in effect and (2) the VWAP (as defined in the Convertible Indenture) for such Trading Day.

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(e)            Piggy-Back Registrations. If at any time there is not an effective Registration Statement covering all of the Registrable Securities and the Company proposes to register the offer and sale of any of its Ordinary Shares under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 ((or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 or F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more shareholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities, the Company shall give prompt written notice (in any event no later than five days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities, subject to Section 2(d) above; provided, however, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 2(e) that have been sold or may be sold without any restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent.

(f)            Failure to File or Obtain Effectiveness of the Registration Statement or Remain Current. If: (i) a Registration Statement is not filed on or prior to its Filing Deadline, or (ii) a Registration Statement is not declared effective on or prior to the Effectiveness Deadline, or the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five business days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) after the effectiveness, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (iv) the Investor is not permitted to utilize the Prospectus therein to resell such Registrable Securities for more than 30 consecutive calendar days or more than an aggregate of 60 calendar days during any 12-month period (which need not be consecutive calendar days), or (v) if after the date that is six months from the date hereof, the Company does not have available adequate current public information as set forth in Rule 144(c) (any such failure or breach being referred to as an “Event”), then in addition to any other rights the Investor may have hereunder or under applicable law, the Company shall be in breach of the term and conditions of this Agreement and such Event shall be deemed an event of default for so long as such Event remains uncured.

3.            RELATED OBLIGATIONS.

(a)            The Company shall, not less than three Business Days prior to the filing of each Registration Statement and not less than one Business Day prior to the filing of any related amendments and supplements to all Registration Statements (except for annual reports on Form 20-F, supplements and amendments to update the Registration Statement solely for information reflected in the Company’s annual reports on Form 20-F or quarterly reports or current reports on Form 6-K), furnish to the Investor copies of all such documents proposed to be filed, and such documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor. The Investor shall furnish comments on such documents to the Company within 24 hours of the receipt thereof from the Company and on amendments or supplements thereto within 24 hours of the receipt thereof from the Company The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Investor shall reasonably object in good faith; provided that, the Company is notified of such objection in writing no later than two (2) Trading Days after the Investor has been so furnished copies of a Registration Statement, provided further that the Company shall not be in breach of this Agreement or in default under the Convertible Debenture if failure to meet a deadline specified herein or therein is due to an objection by the Investor.

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(b)            The Company shall furnish to the Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) an electronic copy of such Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) an electronic of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, which are not publicly available through EDGAR, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor, provided however that the Company shall not be required pursuant to this Section 3(b) to furnish to the Investor any document that is publicly available through EDGAR.

(c)            The Company shall use commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its articles of incorporation or by-laws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(d)            At any time prior to the end of the Registration Period, as promptly as practicable after becoming aware of such event or development, the Company shall notify the Investor in writing of the happening of any event as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver one (1) electronic copy of such supplement or amendment to the Investor, provided however that the Company shall not be required pursuant to this Section 3(d) to furnish to the Investor any document that is publicly available through EDGAR. The Company shall also promptly notify the Investor in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

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(e)            The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction within the United States of America and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)            The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with applicable laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(g)            The Company shall use commercially reasonable efforts to cause all the Registrable Securities to be listed on each securities exchange on which the Ordinary Shares is then listed. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(g).

(h)            Subject to the provision by the Investor and its representatives of representation letters and other deliverables as the Company and its representatives may request, the Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Ordinary Shares and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule.

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(i)            The Company shall use commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(j)            The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(k)            Within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.

(l)            The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to a Registration Statement.

4.            OBLIGATIONS OF THE INVESTOR.

(a)            The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d) the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, subject to compliance with and to the extent permitted under applicable securities laws, the Company shall use commercially reasonable efforts to cause its transfer agent to deliver unlegended certificates for Ordinary Shares to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 2(g) and for which the Investor has not yet settled.

(b)            The Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement or with the relevant requirements applicable in connection with sales of Registrable Securities pursuant to an exemption from the registration requirements of the Securities Act.

5.            EXPENSES OF REGISTRATION.

Each party shall bear its own fees and expenses related to the transactions contemplated by this Agreement. For the avoidance of doubt, (a) all expenses incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration of Registrable Securities shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers expenses, and fees and expenses of the Company’s counsel and accountants, and (b) the fees and expenses of the Investor’s counsel associated with the transactions contemplated by this Agreement and any sales or brokerage fees and commissions and other expenses of the Investor incurred in connection with the disposition of any Registrable Securities shall be borne by the Investor.

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6.            INDEMNIFICATION.

With respect to Registrable Securities which are included in a Registration Statement under this Agreement:

(a)            To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Investor, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation there under relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Investor and each such controlling person promptly as such expenses are incurred and are due and payable, for any legal fees or disbursements that are reasonably incurred by them or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c); and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

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(b)            In connection with a Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers, employees, representatives, or agents and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or is based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(d), the Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement, except that such limitation shall not apply in the case of fraud, gross negligence or willful misconduct by the Investor. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected and such new prospectus was delivered to the Investor prior to the Investor’s use of the prospectus to which the Claim relates.

(c)            Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one (1) counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d)            The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)            The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.            CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

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8.            REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Convertible Debenture, the Company represents, warrants, and covenants to the following:

(a)            The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the issuer was required to file such reports), other than Form 6-K reports.

(b)            During the Registration Period, the Company shall file with the SEC in a timely manner all required reports under Section 13 or 15(d) of the Exchange Act (it being understood that nothing herein shall limit the Company’s obligations under the Securities Purchase Agreement) and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder.

(c)            The Company shall furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company but only to the extent that such reports and documents which are not publicly available through EDGAR, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

9.            AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company. No such amendment shall be effective to the extent that it applies to fewer than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

10.            MISCELLANEOUS.

(a)            A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities or owns the right to receive the Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

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(b)            The Company shall not file any other registration statements on Form F-3, Form F-1, or otherwise until the initial Registration Statement required hereunder is declared effective by the SEC, provided that this Section 10(b) shall not prohibit the Company from filing amendments to registration statements already filed. The Company shall not include any other securities on a Registration Statement unless otherwise agreed by the Investor.

(c)            Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the notice provisions of the Securities Purchase Agreement or to such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s email service provider containing the time, date, and recipient email or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with this section.

(d)            Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(e)            The laws of the State of New York shall govern all issues concerning the relative rights of the Company and the Investor as its shareholder. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, New York and federal courts for the Southern District of New York sitting New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(f)            This Agreement and the rights, duties and obligations of the Investor hereunder may only be assigned upon the transfer of the Convertible Debenture or the Conversion Shares issued pursuant to the Convertible Debenture pursuant to the terms and restrictions on transfer set forth in the Securities Purchase Agreement and the Convertible Debenture. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the parties. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (A) written notice of such assignment and (B) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

(g)            The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)            This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

(i)            Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)            The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(k)            This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Investor and the Company have caused their signature page to this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:
VINFAST AUTO LTD.

By:	/s/ Le Thi Thu Thuy
Name:	Le Thi Thu Thuy
Title:	Chief Executive Officer

INVESTOR:
YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Mark Angelo
Name:	Mark Angelo
Title:	Partner

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Exhibit 99.4

GLOBAL GUARANTY AGREEMENT

This Guaranty is made as of December 29, 2023, by VINGROUP USA, LLC (the “Guarantor”) in favor of YA II PN, LTD. (“YA II” or the “Creditor”), with respect to all obligations of VINFAST AUTO LTD., a public company incorporated under the laws of Singapore (Company Registration No: 201501874G) (the “Debtor”) owed to the Creditor.

RECITALS

WHEREAS, the Creditor and the Debtor have entered into a Securities Purchase Agreement (the “Agreement”) on December 29, 2023 pursuant to which the Creditor shall provide loans to the Debtor, to be evidenced by a convertible debenture (the “Debenture”) to be issued by the Debtor to the Creditor, in a principal amount of $50 million;

WHEREAS, it is a condition precedent to the Creditor’s obligation to provide the loan to the Debtor that the Guarantor guaranties all of the Debtor’s obligations under the Agreement, the Debenture issued thereunder, and all other instruments, agreements or other items executed or delivered by the Debtor to the Creditor in connection with or related to the Agreement (collectively, the “Transaction Documents”). The Creditor is only willing to enter into the Agreement and provide loans to the Creditor if the Guarantor agrees to execute and deliver to the Creditor this Guaranty; and

WHEREAS, the Guarantor is a wholly-owned or majority-owned subsidiary of the Debtor and will benefit, directly or indirectly, from the Debtor entering into the Agreement, the issuance of the Convertible Debenture, and other Transaction Documents and extensions of credit the Creditor will make to Debtor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor covenants and agrees as follows:

1.            Guaranty of Payment and Performance. The Guarantor hereby guarantees to the Creditor the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Debtor to the Creditor contained in the Transaction Documents (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Creditor first attempt to collect any of the Obligations from the Debtor or resort to any security or other means of obtaining their payment. Should the Debtor default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Creditor, without demand or notice of any nature, all of which are expressly waived by the Guarantor.

2.            Limited Guaranty. The liability of the Guarantor hereunder shall be limited to the amount of the Obligations due to the Creditor.

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3.            Waivers by Guarantor; Creditor’s Freedom to Act. The Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Creditor with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of a Creditor to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of, or alteration of the terms of, any Obligation or any portion thereof unless entered into by the Creditor; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation unless entered into by the Creditor; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights a Creditor may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Creditor might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; (vii) failure to obtain or maintain a right of contribution for the benefit of the Guarantor; (viii) errors or omissions in connection with the Creditor’s administration of the Obligations (except behavior constituting bad faith); or (ix) any other act or omission that might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor, all of which may be done without notice to the Guarantor.

4.            Unenforceability of Obligations Against Debtor. If for any reason the Debtor is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Debtor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

5.            Subrogation; Subordination. Until the payment and performance in full of all Obligations and any and all obligations of the Debtor to the Creditor, the Guarantor shall not exercise any rights against the Debtor arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Creditor in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Debtor in respect of any liability of the Guarantor to the Debtor; and the Guarantor waives any benefit of and any right to participate in any collateral that may be held by the Creditor. The payment of any amounts due with respect to any indebtedness of the Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Debtor to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the Creditor and be paid over to the Creditor on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

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7.            Termination; Reinstatement. This Guaranty is irrevocable and shall continue until such time as the Obligations have been indefeasibly paid in full. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Creditor upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.

8.            Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Creditor and the Creditor’s shareholders, officers, directors, agents, successors and assigns.

9.            Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Creditor. No failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.            Notices. All notices and other communications called for hereunder to the Creditor or the Debtor shall be made in writing as provided in the Agreement. All notices and other communications called for hereunder to the Guarantor shall be made in writing as provided on Schedule I attached hereto or as the Guarantor may otherwise notify the Creditor.

11.            Governing Law; Consent to Jurisdiction. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York, New York County and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit’s being made upon the Guarantor by mail at the address set forth at the head of this Guaranty. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

[Rest of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

VINGROUP USA, LLC

By:	/s/ Nguyen Thi Van Anh
Name:	Nguyen Thi Van Anh
Title:	Chief Executive Officer

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Schedule I

The Guarantor

VINGROUP USA, LLC

5116 Audreystone Drive,

Cary, NC 27518

Attention:

Telephone:

Email:

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